Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2021, relating to the consolidated financial statements of Forum Merger III Corporation appearing in the entity’s Annual Report on Form 10-K/A for the year ended December 31, 2020 and for the period from June 25, 2019 (inception) through December 31, 2019.

/s/ WithumSmith+Brown, PC

New York, New York
August 30, 2021